Exhibit 10.14

[MUEHLSTEIN LOGO]


                            June 25, 2002


TO:   Supplier

FROM: Michael F. Kane

SUBJECT:   SUPPLY/OFF-TAKE AGREEMENT HOPE FRAC MELT REPRO,
           CERTIFIED POST-CONSUMER
           ________________________________________________________

Dear Supplier:

Per our discussions, SUPPLIER agrees to supply and MUEHLSTEIN agrees to Purchase the said supply of HDPE frac melt repro, certified post-consumer, details as follows:

PRODUCT: HDPE repro, (natural/mixed color?), approx. MI/density ???, from post-consumer bottles

PACKAGING:         Bulk rail, bulk truck and boxes

QUANTITY:          Minimum ________ Lbs. To _________ Lbs. Per Month

TERMS:

PRICE:                     Subject to market conditions, packaging, FOB
point(s).

AGREEMENT PERIOD:  One (1) year, beginning _______________2002

CONDITIONS:        Pricing to be reviewed on monthly basis.

Please confirm your acceptance of this proposal by return fax soonest.

We look forward to a long and mutually beneficial relationship with SUPPLIER in the months and years ahead.

                            Sincerely,


                            Michael F. Kane
                            Sales Manager
                            Recycled Resins


H. Muehlstein & Co. Inc.
800 Connecticut Avenue, Norwalk, CT  06854-1631
Tel: 203-855-6000   Fax: 203-855-6221

[MUEHLSTEIN LOGO]

August 5, 2002


Mr. Gary M. DeLaurentiis
President/CEO
Beechport Capital Corp/
ITEC Environmental Systems, Inc.
132 South 3rd Avenue
Oakdale, CA  95361

SUBJECT:  REFERENCE YOUR LETTER DATED 7/19/02
          -----------------------------------

Dear Gary:

Thank you again for coming out to visit us and for taking the time to pen the above referenced letter explaining Beechport's business activities.

As to the question of how we might best proceed from here, our preference would be to work similarly to the way we worked with you in the past i.e. start with the standard "Supply/Off-Take Agreement" for your California plant, based on the volumes that you will detail in your start up and expansion schedule (Appendix A). We will also need standard production run samples to introduce to our potential customer base. This activity should take place as soon as possible.

We are very excited about the prospects of working with you on this new venture Gary. We are confident, based on our past experience together, in your ability to produce high quality post-consumer HDPE bottle resin, and in our own ability to sell this resin. Equally important though, we are confident in your ability to work with us to make this venture a success.

As we move forward I think it is important to note two major factors that are going to greatly influence our prospects for success together, these being 1) feedstock i.e. bottle availability and cost, and 2) Beechport's technology advantage.

We need to be able to offer the market a cost savings, hopefully a significant one. We will also need to overcome somewhat of a freight disadvantage, in that the Riverbank plant is somewhat removed from the largest part of our North American customer base. Based on what you have told me about your feedstock supply situation and your production capabilities, we should be able to be very competitive in the North American market place.

Anyway, please forward us a copy of your start up and expansion schedule/Appendix A, as well as production samples at your soonest convenience. Let's also keep in touch regarding the HDPE baled bottle and repro markets as we continue to formulate our sales/marketing game plan.

Again, it was great to see you. I hope to be able to do it perhaps over dinner again soon. We look forward to a long and mutually beneficial relationship with Beechport Capital in the months and years ahead.

                            Best regards,

                            /s/ Michael F. Kane
                            -------------------
                            Michael F. Kane
                            Sales Manager
                            Recycled Resins

H. Muehlstein & Co., Inc.
800 Connecticut Avenue, Norwalk, CT  06854-1631  Tel: 203-855-6000  Fax: 203-
855-6221